SCHEDULE
                          AS LAST AMENDED MAY 31, 2017
                      TO THE INVESTMENT ADVISORY AGREEMENT
                  DATED MAY 31, 2000, AS AMENDED MAY 21, 2001,
        BETWEEN THE ADVISORS' INNER CIRCLE FUND II AND HORIZON ADVISERS

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

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       PORTFOLIO                                         FEE
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Burkenroad Small Cap Fund             0.95% on the first $500 million in assets;
                                      0.90% for assets between $500 million and
                                      $1 billion; and 0.85% on assets over
                                      $1 billion
--------------------------------------------------------------------------------
Diversified Income Fund               0.70% on the first $500 million in assets;
                                      0.65% for assets between $500 million and
                                      $1 billion; and 0.60% on assets over
                                      $1 billion
--------------------------------------------------------------------------------
Diversified International Fund        1.00% on the first $100 million in assets
                                      and 0.90% on assets over $100 million
--------------------------------------------------------------------------------
Quantitative Long/Short Fund          0.80% on the first $500 million in assets;
                                      0.75% for assets between $500 million and
                                      $1 billion; and 0.70% on assets over
                                      $1 billion
--------------------------------------------------------------------------------
Louisiana Tax-Free Income Fund        0.60% on the first $500 million in assets;
                                      0.55% for assets between $500 million and
                                      $1 billion; and 0.50% on assets over
                                      $1 billion
--------------------------------------------------------------------------------
Mississippi Tax-Free Income Fund      0.60% on the first $500 million in assets;
                                      0.55% for assets between $500 million and
                                      $1 billion; and 0.50% on assets over
                                      $1 billion
--------------------------------------------------------------------------------
U.S. Small Cap Fund                   0.80% on the first $500 million in assets;
                                      0.75% for assets between $500 million and
                                      $1 billion; and 0.70% on assets over
                                      $1 billion
--------------------------------------------------------------------------------
Dynamic Asset Allocation Fund         0.70% on the first $500 million in assets;
                                      0.65% for assets between $500 million and
                                      $1 billion; and 0.60% on assets over
                                      $1 billion
--------------------------------------------------------------------------------
International Small Cap Fund          1.10% on the first $500 million in assets;
                                      1.05% for assets between $500 million and
                                      $1 billion; and 1.00% on assets over
                                      $1 billion
--------------------------------------------------------------------------------
Microcap Fund                         1.00% on the first $500 million in assets;
                                      0.95% for assets between $500 million and
                                      $1 billion; and 0.90% on assets over
                                      $1 billion
--------------------------------------------------------------------------------

Acknowledged and Accepted by:


HORIZON ADVISERS

/s/ David Lundgren
------------------
Name: David Lundgren
Title: EVP/CIO



THE ADVISORS' INNER CIRCLE FUND II

/s/ John Kim
------------
Name: John Kim
Title: Vice President